SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2015

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.02     Results of Operations and Financial Condition

On May 13, 2015 we issued a press release reporting our results of operations for the year ended March 31, 2015. A copy of the press release is filed herewith as Exhibit 99.1.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2015, we filed a Certificate of Amendment to our Certificate of Incorporation to amend the first paragraph of Article IV thereof to increase our authorized shares of common stock, $0.001 par value, from 75,000,000 to 150,000,000. The general effect of the amendment is to permit the Company to issue additional shares of Common Stock. The amended first paragraph of Article IV reads in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 160,000,000 shares, which are divided into two classes consisting of: (a) 150,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.”

The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the stockholders on May 12, 2015. The Company received proxies totaling approximately 84.69% of its issued and outstanding shares of common stock representing 27,060,460 shares of common stock, as of the record date of March 16, 2015. The stockholders voted on the following proposals and the results of the voting are presented below.

Election of Directors

Our stockholders approved the slate of directors consisting of six members to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. There were a total of 14,958,896 broker non-votes on this item.

Nominee	For	Withheld
Randal D. Chase	9,843,286	2,258,278
David A. Dodd	9,720,302	2,381,262
Dean G. Kollintzas	9,843,149	2,258,415
Robert T. McNally	9,838,737	2,262,827
Harriet L. Robinson	9,855,135	2,246,429
John N. Spencer, Jr.	9,855,591	2,245,973

2

Amendment of Certificate of Incorporation

Our stockholders approved the proposal to amend our certificate incorporation to increase our authorized shares of common stock from 75 million to 150 million. There were no broker non-votes on this item.

For	Against	Abstain
22,370,360	3,661,560	1,028,540

Ratification of Independent Auditor

Our stockholders approved the ratification of Porter Keadle Moore LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. There were no broker non-votes on this item.

For	Against	Abstain
24,492,788	415,865	2,151,807

Advisory Vote on Executive Compensation

Our stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers. There were a total of 14,958,896 broker non-votes on this item.

For	Against	Abstain
9,603,607	344,924	2,153,033

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.      Description of Exhibit

Exhibit 3.1       Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc.

Exhibit 99.1     Press Release

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2015

GEOVAX LABS, INC. By: /s/ Mark W. Reynolds Mark W. Reynolds Chief Financial Officer

4